SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

                    GAMCO INVESTORS, INC.
                                 3/26/01            4,642-             .1000
                                 2/22/01           10,000-             .1000
                                 2/07/01           10,000-             .0950


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED OVER-THE-COUNTER.

          (2) PRICE EXCLUDES COMMISSION.